NEWS RELEASE
For information contact:
Kevin B. Habicht
Chief Financial Officer
(407) 265-7348    FOR IMMEDIATE RELEASE
May 2, 2017

FIRST QUARTER 2017 OPERATING RESULTS AND INCREASE OF LOWER END OF 2017 GUIDANCE ANNOUNCED BY NATIONAL RETAIL PROPERTIES, INC.

Orlando, Florida, May 2, 2017 – National Retail Properties, Inc. (NYSE: NNN), a real estate investment trust, today announced its operating results for the quarter ended March 31, 2017. Highlights include:

Operating Results:

•	Revenues and net earnings, FFO, Core FFO and AFFO available to common stockholders and diluted per share amounts:

	Quarter Ended
	March 31,
	2017	2016
	(in thousands, except per share data)
Revenues	$141,432	$126,980

Net earnings available to common stockholders	$51,622	$61,824
Net earnings per common share	$0.35	$0.44

FFO available to common stockholders	$78,267	$80,098
FFO per common share	$0.53	$0.57

Core FFO available to common stockholders	$88,122	$80,318
Core FFO per common share	$0.60	$0.57

AFFO available to common stockholders	$89,045	$81,749
AFFO per common share	$0.60	$0.58

First Quarter 2017 Highlights:

•	Core FFO per common share increased 5.3% over prior year results

•	AFFO per common share increased 3.4% over prior year results

•	Portfolio occupancy was 99.1% at March 31, 2017 as compared to 99.0% at December 31, 2016 and 99.1% at March 31, 2016

•	Invested $107.9 million in property investments, including the acquisition of 24 properties with an aggregate 250,000 square feet of gross leasable area at an initial cash yield of 6.9%

•	Sold 17 properties for $39.0 million producing $14.6 million of gains on sales

•	Raised $48.5 million net proceeds from the issuance of 1,103,675 common shares

•	Redeemed all 11,500,000 depositary shares representing interests in our 6.625% Series D Cumulative preferred stock at the liquidation value of $25.00 per depositary share, for $287.5 million

April Transactions:

•	Invested $151.4 million in property investments, including the acquisition of 73 properties with an aggregate 282,000 square feet of gross leasable area

Core FFO guidance for 2017 was increased from a range of $2.42 to $2.48 to a range of $2.44 to $2.48 per share. The 2017 AFFO is estimated to be $2.48 to $2.52 per share. The Core FFO guidance equates to net earnings of $1.37 to $1.41 per share, plus $1.07 per share of expected real estate depreciation and amortization and excludes any gains from the sale of real estate and any charges for impairments, retirement severance costs, or preferred stock redemption charges. The guidance is based on current plans and assumptions and subject to risks and uncertainties more fully described in this press release and the company's reports filed with the Securities and Exchange Commission.

Jay Whitehurst, Chief Executive Officer, commented: "Early 2017 results are off to a good start which has put us in position to increase the lower end of our 2017 guidance. The portfolio and balance sheet remain in excellent condition and we continue to find opportunities to deploy capital accretively into high quality properties sourced both through our deep tenant relationships and in the open market. Lastly, on behalf of all the associates at National Retail Properties, I want to say “Thank You” to Craig Macnab for his thirteen years of inspiring leadership as our CEO and Chairman."

National Retail Properties invests primarily in high-quality retail properties subject generally to long-term, net leases. As of March 31, 2017, the company owned 2,543 properties in 48 states with a gross leasable area of approximately 27.3 million square feet and with a weighted average remaining lease term of 11.4 years. For more information on the company, visit www.nnnreit.com.

Management will hold a conference call on May 2, 2017, at 10:30 a.m. ET to review these results. The call can be accessed on the National Retail Properties web site live at http://www.nnnreit.com. For those unable to listen to the live broadcast, a replay will be available on the company’s web site. In addition, a summary of any earnings guidance given on the call will be posted to the company’s web site.

Statements in this press release that are not strictly historical are “forward-looking” statements. These statements generally are characterized by the use of terms such as "believe," "expect," "intend," "may," "estimated," or other similar words or expressions. Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, changes in interest rates, increases in operating costs, the preferences and financial condition of the company's tenants, the availability of capital, and, risks related to the company's status as a REIT. Additional information concerning these and other factors that could cause actual results to differ materially from these forward-looking statements is contained from time to time in the company’s Securities and Exchange Commission (the "Commission”) filings, including, but not limited to, the company’s Annual Report on Form 10-K. Copies of each filing may be obtained from the company or the Commission. Such forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. National Retail Properties, Inc. undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

The reported results are preliminary and not final and there can be no assurance that the results will not vary from the final information filed on Form 10-Q with the Commission for the quarter ended March 31, 2017. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

Funds From Operations, commonly referred to as FFO, is a relative non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and is used by the company as follows: net earnings (computed in accordance with GAAP) plus depreciation and amortization of assets unique to the real estate industry, excluding gains (or including losses), any applicable taxes and noncontrolling interests on the disposition of certain assets, the company’s share of these items from the company’s unconsolidated partnerships and any impairment charges on a depreciable real estate asset.

FFO is generally considered by industry analysts to be the most appropriate measure of performance of real estate companies. FFO does not necessarily represent cash provided by operating activities in accordance with GAAP and should not be considered an alternative to net earnings as an indication of the company’s performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. The company’s computation of FFO may differ from the methodology for calculating FFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to FFO, as defined by NAREIT, is included in the financial information accompanying this release.

Core Funds From Operations (“Core FFO”) is a non-GAAP measure of operating performance that adjusts FFO to eliminate the impact of certain GAAP income and expense amounts that the company believes are infrequent and unusual in nature and/or not related to its core real estate operations. Exclusion of these items from similar FFO-type metrics is common within the REIT industry, and management believes that presentation of Core FFO provides investors with a potential metric to assist in their evaluation of the company’s operating performance across multiple periods and in comparison to the operating performance of its peers because it removes the effect of unusual items that are not expected to impact the company’s operating performance on an ongoing basis. Core FFO is used by management in evaluating the performance of the company’s core business operations and is a factor in determining management compensation. Items included in calculating FFO that may be excluded in calculating Core FFO may include items like transaction related gains, income or expense, impairments on land or commercial mortgage residual interests, preferred stock redemption costs or other non-core amounts as they occur. The company’s computation of Core FFO may differ from the methodology for calculating Core FFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to Core FFO is included in the financial information accompanying this release.

Adjusted Funds From Operations (“AFFO”) is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. AFFO adjusts FFO for certain non-cash items that reduce or increase net income in accordance with GAAP. AFFO should not be considered an alternative to net earnings, as an indication of the company's performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers AFFO a useful supplemental measure of the company’s performance. The company’s computation of AFFO may differ from the methodology for calculating AFFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to AFFO is included in the financial information accompanying this release.

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended
	March 31,
	2017	2016
Income Statement Summary

Revenues:
Rental and earned income	$137,298	$122,475
Real estate expense reimbursement from tenants	3,860	3,590
Interest and other income from real estate transactions	189	463
Interest income on commercial mortgage residual interests	85	452
	141,432	126,980

Operating expenses:
General and administrative	8,919	9,249
Real estate	5,663	4,787
Depreciation and amortization	40,143	34,655
Impairment – commercial mortgage residual interests valuation	—	220
Impairment losses – real estate and other charges, net of recoveries	1,206	572
	55,931	49,483

Other expenses (revenues):
Interest and other income	(137)	(19)
Interest expense	26,614	23,586
Real estate acquisition costs	—	129
	26,477	23,696

Earnings before gain on disposition of real estate	59,024	53,801

Gain on disposition of real estate	14,624	16,875

Earnings including noncontrolling interests	73,648	70,676

Loss attributable to noncontrolling interests	9	7

Net earnings attributable to NNN	73,657	70,683
Series D preferred stock dividends	(3,598)	(4,762)
Series E preferred stock dividends	(4,097)	(4,097)
Series F preferred stock dividends	(4,485)	—
Excess of redemption value over carrying value of Series D preferred shares redeemed	(9,855)	—
Net earnings available to common stockholders	$51,622	$61,824

Weighted average common shares outstanding:
Basic	146,930	140,840
Diluted	147,280	141,326

Net earnings per share available to common stockholders:
Basic	0.35	0.44
Diluted	0.35	0.44

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended
	March 31,
	2017	2016
Funds From Operations (FFO) Reconciliation:
Net earnings available to common stockholders	$51,622	$61,824
Real estate depreciation and amortization	40,063	34,577
Gain on disposition of real estate, net of noncontrolling interest	(14,624)	(16,875)
Impairment losses – depreciable real estate, net of recoveries	1,206	572
Total FFO adjustments	26,645	18,274
FFO available to common stockholders	$78,267	$80,098

FFO per common share:
Basic	$0.53	$0.57
Diluted	$0.53	$0.57

Core Funds from Operations Reconciliation:
Net earnings available to common stockholders	$51,622	$61,824
Total FFO adjustments	26,645	18,274
FFO available to common stockholders	78,267	80,098

Excess of redemption value over carrying value of preferred share redemption	9,855	—
Impairment – commercial mortgage residual interests valuation	—	220
Total Core FFO adjustments	9,855	220
Core FFO available to common stockholders	$88,122	$80,318

Core FFO per common share:
Basic	$0.60	$0.57
Diluted	$0.60	$0.57

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended
	March 31,
	2017	2016
Adjusted Funds From Operations (AFFO) Reconciliation:
Net earnings available to common stockholders	$51,622	$61,824
Total FFO adjustments	26,645	18,274
Total Core FFO adjustments	9,855	220
Core FFO available to common stockholders	88,122	80,318

Straight line accrued rent	(675)	(242)
Net capital lease rent adjustment	231	340
Below market rent amortization	(660)	(859)
Stock based compensation expense	2,581	2,703
Capitalized interest expense	(554)	(511)
Total AFFO adjustments	923	1,431
AFFO available to common stockholders	$89,045	$81,749

AFFO per common share:
Basic	$0.61	$0.58
Diluted	$0.60	$0.58

Other Information:
Percentage rent	$548	$474
Amortization of debt costs	$859	$756
Scheduled debt principal amortization (excluding maturities)	$127	$260
Non-real estate depreciation expense	$82	$81

2017 Earnings Guidance:
Core FFO guidance for 2017 is $2.44 to $2.48 per share. The 2017 AFFO is estimated to be $2.48 to $2.52 per share. The FFO guidance equates to net earnings of $1.37 to $1.41 per share, plus $1.07 per share of expected real estate depreciation and amortization and excludes any gains from the sale of real estate and any charges for impairments, retirement severance costs, or preferred stock redemption charges. The guidance is based on current plans and assumptions and subject to risks and uncertainties more fully described in this press release and the company's reports filed with the Securities and Exchange Commission.

2017 Guidance
Net earnings per common share excluding any gains on sale of real estate, impairment charges, retirement severance charges or charges in connection with preferred stock redemption	$1.37 - $1.41 per share
Real estate depreciation and amortization per share	$1.07 per share
Core FFO per share	$2.44 - $2.48 per share
AFFO per share	$2.48 - $2.52 per share
G&A expenses (excluding retirement severance charges)	$33 - $34 Million
Real estate expenses, net of tenant reimbursements	$6.5 - $7.0 Million
Acquisition volume	$500 - $600 Million
Disposition volume	$80 - $120 Million

National Retail Properties, Inc. (in thousands) (unaudited)

	March 31, 2017	December 31, 2016
Balance Sheet Summary

Assets:
Real estate:
Accounted for using the operating method, net of accumulated depreciation and amortization	$5,944,220	$5,875,488
Accounted for using the direct financing method	10,303	11,230
Real estate held for sale	7,263	29,642
Cash and cash equivalents	34,418	294,540
Receivables, net of allowance	3,111	3,418
Accrued rental income, net of allowance	25,549	25,101
Debt costs, net of accumulated amortization	2,394	2,715
Other assets	87,514	92,017
Total assets	$6,114,772	$6,334,151

Liabilities:
Line of credit payable	$—	$—
Mortgages payable, including unamortized premium and net of unamortized debt costs	13,734	13,878
Notes payable, net of unamortized discount and unamortized debt costs	2,298,755	2,297,811
Accrued interest payable	36,379	19,665
Other liabilities	90,973	85,869
Total liabilities	2,439,841	2,417,223

Stockholders' equity of NNN	3,674,811	3,916,799
Noncontrolling interests	120	129
Total equity	3,674,931	3,916,928

Total liabilities and equity	$6,114,772	$6,334,151

Common shares outstanding	148,579	147,150

Gross leasable area, Property Portfolio (square feet)	27,311	27,204

National Retail Properties, Inc. Debt Summary As of March 31, 2017 (in thousands) (unaudited)
Unsecured Debt	Principal	Principal, Net of Unamortized Discount	Stated Rate	Effective Rate	Maturity Date
Line of credit payable	$—	$—	L + 92.5 bps	1.449%	January 2019

Unsecured notes payable:
2017	250,000	249,936	6.875%	6.924%	October 2017
2021	300,000	297,873	5.500%	5.689%	July 2021
2022	325,000	322,035	3.800%	3.985%	October 2022
2023	350,000	348,330	3.300%	3.388%	April 2023
2024	350,000	349,467	3.900%	3.924%	June 2024
2025	400,000	399,152	4.000%	4.029%	November 2025
2026	350,000	346,235	3.600%	3.733%	December 2026
Total	2,325,000	2,313,028

Total unsecured debt(1)	$2,325,000	$2,313,028

Debt costs		(21,157)
Accumulated amortization		6,884
Debt costs, net of accumulated amortization		(14,273)
Notes payable, net of unamortized discount and unamortized debt costs		$2,298,755

(1) Unsecured notes payable have a weighted average interest rate of 4.4% and a weighted average maturity of 6.3 years

Mortgages Payable	Principal Balance	Interest Rate	Maturity Date
Mortgage(1)	$13,839	5.230%	July 2023

Debt costs	(147)
Accumulated amortization	42
Debt costs, net of accumulated amortization	(105)
Mortgages payable, including unamortized premium and net of unamortized debt costs	$13,734

(1) Includes unamortized premium

National Retail Properties, Inc.
Property Portfolio

Top 20 Lines of Trade

		As of March 31,
	Line of Trade	2017(1)	2016(2)
1.	Convenience stores	16.8%	16.5%
2.	Restaurants – full service	11.7%	10.8%
3.	Restaurants – limited service	7.5%	7.9%
4.	Automotive service	7.0%	7.0%
5.	Family entertainment centers	6.1%	5.7%
6.	Health and fitness	5.7%	4.0%
7.	Theaters	4.9%	5.1%
8.	Automotive parts	3.8%	4.1%
9.	Recreational vehicle dealers, parts and accessories	3.4%	3.6%
10.	Banks	2.7%	3.4%
11.	Sporting goods	2.5%	2.9%
12.	Medical service providers	2.4%	2.3%
13.	Wholesale clubs	2.3%	2.3%
14.	Drug stores	2.1%	2.3%
15.	Consumer electronics	1.9%	2.2%
16.	Home improvement	1.9%	2.0%
17.	Travel plazas	1.9%	2.0%
18.	Furniture	1.9%	1.3%
19.	General merchandise	1.8%	2.0%
20.	Home furnishings	1.7%	1.8%
	Other	10.0%	10.8%
	Total	100.0%	100.0%

Top 10 States

	State	% of Total(1)		State	% of Total(1)
1.	Texas	18.6%	6.	Georgia	4.3%
2.	Florida	8.8%	7.	Indiana	4.1%
3.	Illinois	5.7%	8.	Virginia	3.5%
4.	Ohio	5.6%	9.	Alabama	3.0%
5.	North Carolina	4.6%	10.	Tennessee	2.7%

(1)	Based on the annualized base rent for all leases in place as of March 31, 2017.

(2)	Based on the annualized base rent for all leases in place as of March 31, 2016.

National Retail Properties, Inc.
Property Portfolio

Top Tenants ( ≥ 2.0%)

	Properties	% of Total (1)
Sunoco	125	5.3%
Mister Car Wash	96	4.3%
LA Fitness	29	3.8%
AMC Theatre	20	3.5%
Camping World	32	3.4%
7-Eleven	77	3.3%
Couche-Tard (Pantry)	86	3.3%
Bell American (Taco Bell)	115	2.7%
SunTrust	111	2.6%
Chuck E. Cheese's	53	2.5%
BJ's Wholesale Club	8	2.3%
Frisch's Restaurant	74	2.2%
Gander Mountain	12	2.2%

Lease Expirations(2)

	% of Total(1)	# of Properties	Gross Leasable Area (3)		% of Total(1)	# of Properties	Gross Leasable Area (3)
2017	0.5%	17	238,000	2023	2.5%	85	1,014,000
2018	3.2%	90	1,145,000	2024	2.6%	50	883,000
2019	2.9%	76	1,134,000	2025	5.0%	131	1,115,000
2020	3.8%	130	1,560,000	2026	5.9%	181	1,830,000
2021	4.4%	122	1,320,000	2027	8.9%	190	2,815,000
2022	6.7%	119	1,739,000	Thereafter	53.6%	1,321	12,122,000

(1)	Based on the annual base rent of $550,067,000, which is the annualized base rent for all leases in place as of March 31, 2017.

(2)	As of March 31, 2017, the weighted average remaining lease term is 11.4 years.

(3)	Square feet.